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                                      NOTE


$300,000.00                                            Willingboro, New Jersey
                                                       October 31, 1995

          FOR VALUE RECEIVED, the undersigned, ATC ENVIRONMENTAL INC., a Delaware corporation (the "Purchaser"), hereby PROMISES TO PAY to the order of HILL INTERNATIONAL, INC., a Delaware corporation (the "Seller"), at the office of the Seller at One Levitt Parkway, Willingboro, New Jersey 08046, or at such other place as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of THREE HUNDRED THOUSAND DOLLARS ($300,000.00), together with simple interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof at the rate of EIGHT POINT SEVEN FIVE PERCENT (8.75%) per annum. The unpaid principal plus all accrued and unpaid interest thereon evidenced hereby shall be payable in full on April 30, 1996.

          The principal of this Note and all accrued interest hereon may be prepaid in whole or in part at any time or from time to time without penalty or premium. If any payment on this Note becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable during such extension.

          The Purchaser's obligation to make payment hereunder is subject to setoff pursuant to and in accordance with the terms of that certain Asset Purchase Agreement, dated the date hereof, between the Seller and the Purchaser.

          If suit is brought to collect or enforce this Note, the holder hereof shall be entitled to collect all reasonable costs and expenses of suit including, without limitation, reasonable attorneys' fees.

          Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Purchaser.

          This Note may be sold, transferred, pledged, hypothecated or assigned by the holder hereof without any restriction of any kind. All of the terms and conditions of this Note shall be binding upon, inure to the benefit of and be enforceable by each of the parties hereto and their respective legal representatives, successors and assigns.

          No failure to exercise or delay in exercising any right, power or remedy with respect to this Note shall constitute a waiver hereof or preclude the exercise of any right, power or remedy hereunder.

          This Note may not be varied, amended or modified except in a writing signed by the Purchaser and the holder hereof.

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          This Note has been executed, delivered and accepted at Willingboro,
New Jersey and shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey.

                              ATC ENVIRONMENTAL INC.


                              By: /s/ Nicholas J. Malino
                                 ---------------------------------
                                  Nicholas J. Malino
                                  Senior Vice President